UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): September 1, 2004

                                ----------------

                       PEGASUS COMMMUNICATIONS CORPORATION
               (Exact Name of Registrant as Specified in Charter)



          Delaware                     0-32383               23-3070336
(State or Other Jurisdiction  (Commission File Number)     (IRS Employer
      of Incorporation)                                     Identification No.)

c/o Pegasus Communications Management Company
             225 City Line Avenue
          Bala Cynwyd, Pennsylvania                                     19004
   (Address of Principal Executive Offices)                           (Zip Code)


Registrant's Telephone Number, Including Area Code: (800) 376-0022

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
           Standard; Transfer of Listing.

         On September 1, 2004, Pegasus Communications Corporation received a Nasdaq staff determination indicating that the company has failed to comply with one of the Nasdaq's requirements for continued listing on the Nasdaq National Market. The failure to comply arises from an issue relating to the filing of our Form 10-Q for the quarterly period ended June 30, 2004.

         On August 30, 2004, the company announced in a Form 8-K filed with the Securities and Exchange Commission that its independent accountants had not completed their review procedures with respect to the company's investment in limited partnership interests in Pegasus PCS Partners, LP, although the company did not become aware that the procedures were not completed until two days after it filed the Form 10-Q with the SEC. According to the Nasdaq staff determination received by the company, this circumstance is the equivalent of a delinquent SEC filing, which, in the staff's view, violates Nasdaq Marketplace rule 4310(c)(14) and may subject the company's Class A common stock to delisting from the Nasdaq National Market.

         We intend to request a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination. We expect that this hearing will take place no later than 45 days from the date we request a hearing and that any potential delisting of our Class A common stock will be stayed pending a determination of the Nasdaq Listing Qualifications Panel. We expect to reach a conclusion with respect to the open accounting issue so that our independent accountants can complete their quarterly review procedures on that issue. On this basis, we intend to request the Nasdaq staff to withdraw the staff determination or request the Listing Qualifications Panel to permit continued listing of our Class A common stock. There can be no assurance that these requests will be granted.

         As a result of Nasdaq staff determination, beginning at the opening of trading on September 3, 2004, Nasdaq appended the character "E" after our "PGTV" trading symbol so our Class A common Stock will trade as "PGTVE".

         In connection with this event, we issued a press release on September 3, 2004, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.


Item 9.01         Financial Statements and Exhibits.

 (c)     Exhibits.

Exhibit
Number   Description of Exhibit

99.1     Press release dated September 3, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEGASUS COMMUNICATIONS CORPORATION


                                            By /s/ Scott A. Blank
                                               --------------------------------
                                                Scott A. Blank,
                                                Senior Vice President


Date:  September 3, 2004

                                  EXHIBIT INDEX


Exhibit
Number   Description of Exhibit

99.1     Press release dated September 3, 2004.

           Pegasus Communications Receives Nasdaq Staff Determination

Bala Cynwyd, PA, September 3, 2004 - Pegasus Communications Corporation (Nasdaq:
PGTV) announced that it received a Nasdaq staff determination on September 1, 2004, indicating that the company has failed to comply with one of the Nasdaq's requirements for continued listing on the Nasdaq National Market. As a result, beginning at the opening of trading on September 3, 2004, Nasdaq will append the character "E" after the company's trading symbol.

On August 30, 2004, the company announced in a Form 8-K filed with the Securities and Exchange Commission that its independent accountants had not completed their review procedures with respect to the company's investment in limited partnership interests in Pegasus PCS Partners, LP, although the company did not become aware that the procedures were not completed until two days after it filed the Form 10-Q with the SEC. According to the Nasdaq staff determination received by the company, this circumstance is the equivalent of a delinquent SEC filing, which, in the staff's view, violates Nasdaq Marketplace rule 4310(c)(14) and may subject the company's Class A common stock to delisting from the Nasdaq National Market.

Pegasus intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the staff determination. The company expects that this hearing will take place no later than 45 days from the request for a hearing and that any potential delisting of its Class A common stock will be stayed pending a determination of the NASDAQ Listing Qualification Panel. The company said it expects to reach a conclusion with respect to the open accounting issue so that its independent accountants can complete their quarterly review procedures on that issue. On this basis, Pegasus intends to request the Nasdaq staff to withdraw the staff determination or request the Listing Qualifications Panel to permit continued listing of the company's Class A common stock. There can be no assurance that these requests will be granted.

About Pegasus Communications

         Pegasus Communications Corporation is the parent company of Pegasus Satellite Communications, Inc.; Pegasus Development Corporation, which holds Ka band satellite licenses granted by the FCC and intellectual property rights licensed from Personalized Media Communications L.L.C; Pegasus Guard Band LLC, which holds FCC licenses to provide terrestrial communications services in the 700 MHZ spectrum covering areas of the United States including approximately 180 million people (POPS); and Pegasus Rural Broadband LLC, which provides wireless broadband Internet access in rural areas.

Contact Information:

Andrew Smith
Pegasus Communications Corporation
(610) 934-7083
andrew.smith@pgtv.com